Exhibit 99

NEWS RELEASE

SILICON LABORATORIES REPORTS RECORD REVENUE

AUSTIN, Texas – July 26, 2004 – Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported record revenue of $126.1 million for the second quarter of 2004.  This represented the company’s thirteenth consecutive quarter of revenue growth.

Financial Results

Revenue for the second quarter of 2004 increased 11 percent to $126.1 million from $113.6 million in the first quarter of 2004.  This represents an 83 percent increase over revenue of $69.1 million during the same period in 2003.

Under generally accepted accounting principles (GAAP), operating income for the second quarter was $32.9 million, or 26.1 percent of revenues.  Second quarter net income was $22.8 million, resulting in diluted net income per share of $0.41.  Excluding non-cash charges for amortization of deferred stock compensation, adjusted net income for the second quarter was $24 million, representing 19 percent of revenue.  Adjusted diluted net income per share was $0.43, up 13 percent from the first quarter.  The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

The company ended the quarter with a highly liquid balance sheet, increasing cash and short-term investments to $223 million.

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Silicon Labs Second Quarter Results

Business Summary

“We have executed across the organization - in R&D, sales, marketing and manufacturing to enable rapid growth, product diversification and market expansion,” said Dan Artusi, president and chief executive officer of Silicon Laboratories.  “The success of the MCU products in a very short time frame and the expansion of many wireline products into new applications and markets drove revenue growth in the broad-based mixed-signal business.”

Silicon Laboratories’ business was strong across both the broad-based mixed-signal and mobile handset businesses. Continued customer acceptance in the mobile handset market resulted in strong design-in activity during the quarter. The company also announced the next generation of the Aero™ family, Aero II, a single chip RF transceiver for GSM/GPRS handsets that dramatically improves the integration and ease-of-use when compared to competing solutions.

Business Outlook

“We expect momentum behind the broad-based mixed-signal business to continue in the third quarter, coupled with a sequential decrease in revenue in our mobile handset business,” added Mr. Artusi. “In the third quarter, R&D investment will return to traditional levels as a percent of revenue as we move into the final cycles of several major new product developments.”

The company anticipates revenue of $120 to $123.6 million in the third quarter of 2004.

Conference Call Today

A conference call discussing the second quarter results will follow the release at 4:15 p.m. Eastern Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 800-584-7317 (U.S.) or +1 402-998-0088 (international). These replays will be available through August 26, 2004.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive mixed-signal integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth rate; quarterly fluctuations in revenues and operating results; risks that Silicon Labs may not be able to manage strains associated with its growth; difficulties developing new products that achieve market acceptance; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; dependence on a limited number of products and customers; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions, including the acquisition of Cygnal Integrated Products; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories filings with the SEC, including the Form 10-Q that we anticipate will be filed on or about July 26, 2004.

Note to editors: Silicon Laboratories, Aero and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JULY 3, 2004	JUNE 28, 2003	JULY 3, 2004	JUNE 28, 2003
Revenues	$126,130	$69,086	$239,753	$132,839
Cost of revenues	57,544	30,267	109,410	73,845	*
Gross profit	68,586	38,819	130,343	58,994
Operating expenses:
Research and development	17,867	11,635	36,009	21,165
Selling, general and administrative	16,650	9,539	31,854	19,537
Amortization of deferred stock compensation	1,163	1,223	2,400	2,489
Operating expenses	35,680	22,397	70,263	43,191
Operating income	32,906	16,422	60,080	15,803
Other income (expense):
Interest income	591	308	1,070	653
Interest expense	(115)	—	(165)	—
Other income (expense), net	193	(119)	2,008	(783)
Income before income taxes	33,575	16,611	62,993	15,673
Provision for income taxes	10,769	5,707	20,272	5,812

Net income	$22,806	$10,904	$42,721	$9,861
Net income per share:
Basic	$0.44	$0.22	$0.84	$0.20
Diluted	$0.41	$0.21	$0.77	$0.19
Weighted-average common shares outstanding:
Basic	51,328	48,480	51,161	48,291
Diluted	55,294	51,392	55,293	51,173

* Includes a $15.3 million charge for a patent infringement litigation settlement

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JULY 3, 2004	JUNE 28, 2003	JULY 3, 2004	JUNE 28, 2003
GAAP net income	$22,806	$10,904	$42,721	$9,861

Tax-effected adjustments:
Settlement of patent infringement lawsuit	—	—	—	10,377
Amortization of deferred stock compensation	1,163	1,223	2,400	2,489
Adjusted net income	$23,969	$12,127	$45,121	$22,727

GAAP diluted shares outstanding	55,294	51,392	55,293	51,173

Adjusted diluted net income per share	$0.43	$0.24	$0.82	$0.44

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	JULY 3, 2004	JANUARY 3, 2004
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$173,248	$151,359
Short-term investments	50,238	38,954
Accounts receivable, net of allowance for doubtful accounts of $1,286 at July 3, 2004 and $1,079 at January 3, 2004	67,749	47,879
Inventories	34,655	34,064
Deferred income taxes	5,784	5,784
Prepaid expenses and other	6,421	5,600
Total current assets	338,095	283,640
Property, equipment and software, net	34,267	34,376
Goodwill	38,721	38,613
Other intangible assets, net	13,710	14,744
Other assets, net	10,275	6,722
Total assets	$435,068	$378,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,121	$45,488
Accrued expenses	12,646	11,251
Deferred income on shipments to distributors	14,582	11,526
Income taxes payable	10,908	12,663
Total current liabilities	80,257	80,928
Long-term obligations	8,446	9,962
Total liabilities	88,703	90,890
Commitments and contingencies
Stockholders’ equity:
Common stock—$.0001 par value; 250,000 shares authorized; 51,795 and 51,237 shares issued and outstanding at July 3, 2004 and January 3, 2004, respectively	5	5
Additional paid-in capital	270,600	256,792
Deferred stock compensation	(6,627)	(9,257)
Retained earnings	82,387	39,665
Total stockholders’ equity	346,365	287,205
Total liabilities and stockholders’ equity	$435,068	$378,095

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